EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 17, 2023 relating to the consolidated financial statements of Woodward, Inc. and subsidiaries (“the Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended September 30, 2023.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

July 15, 2024